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EXHIBIT 10.2  Amendment to Stock for Stock Acquisition Agreement


               AMENDMENT TO STOCK FOR STOCK ACQUISITION AGREEMENT

         THIS Amendment to Stock for Stock Acquisition Agreement (the Amendment) is effective as of October14, 2002 by and among BENTLEY COMMUNICATIONS CORP., a Florida corporation with its principal place of business at 11301 Olympic Boulevard, Ste. 680, Los Angeles, California 90064 (Bentley), KRYPTOSIMA ACQUISITION CORP., a Georgia corporation wholly owned by Bentley (Acquisition) and KRYPTOSIMA, LLC, a Georgia limited liability company with its principal place of business at 98 Shoreline Way, Hampton, Georgia 30328 (Kryptosima).

         WHEREAS, BENTLEY and KRYPTOSIMA previously entered into that certain Stock for Stock Acquisition Agreement effective as of August 20, 2002 (the Agreement); and

         WHEREAS, the parties have determined that it is their best interest to structure the transaction as a tax-free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, pursuant to which Acquisition shall be merged with and into Kryptosima in accordance with the terms and provisions of this Amendment (the Merger); and

         WHEREAS, BENTLEY has formed Acquisition for this transaction and capitalized Acquisition through a contribution of Fifty Million (50,000,000.00) restricted shares of Bentley Common Stock (the Bentley Common Stock).

         WHEREAS, as a result of Merger, the Members of the Kryptosima will receive those restricted shares of the common stock of Bentley in exchange for the issued and outstanding membership interests of Kryptosima all as is more fully described in and subject to the specific terms and provisions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

         1. REORGANIZATION AND MERGER. Subject to the terms and conditions of this Amendment and the Agreement, the parties hereto agree that, following the Closing, Acquisition and Kryptosima shall execute and file the Certificate of Merger with the Georgia Secretary of State, whereupon Acquisition shall be merged with and into Kryptosima and Kryptosima shall be the surviving entity in such merger. It is intended that for federal tax purposes the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

         2. SURVIVING CORPORATION. Upon the effectiveness of the Articles of Merger (hereinafter referred to as the "Effective Time of the Merger"), Acquisition shall be merged with and into Kryptosima and the separate existence of Acquisition shall cease. Kryptosima shall be the entity surviving the Merger.

         3. ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT OF KRYPTOSIMA. The Articles of Organization and Operating Agreement of Kryptosima at and immediately prior to the Effective Time of the Merger shall continue to be the Articles of Organization and Operating Agreement of Kryptosima following the Effective Time of the Merger.

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         4. CONVERSION OF KRYPTOSIMA MEMBERSHIP UNITS. All of the Membership
Units of Kryptosima issued and outstanding immediately prior to the Effective Time of the Merger (the "Kryptosima Units") shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into Fifty Million (50,000,000) shares of Bentley Common Stock (the "Bentley Shares"). The Bentley Shares shall be "restricted securities" as such term is used in Rule 144 promulgated under the Securities Act. Each member of Kryptosima shall receive a pro rata share of the restricted Bentley Common Stock.

         5. EXCHANGE OF CERTIFICATES. Immediately following the Closing, Kryptosima and Bentley shall jointly submit to Bentley's registrar and transfer agent (the "Exchange Agent"), an instruction letter including a list of the names, addresses and social security numbers/taxpayer identification numbers of each holder of Kryptosima Units outstanding immediately prior to the Effective Time of the Merger who has delivered the certificate or certificates representing all Kryptosima Units held by such Kryptosima Member to Bentley and for which the holders thereof are not entitled to claim dissenters' rights under the Georgia Code. As soon as reasonably practicable following the Effective Time of the Merger, Bentley shall cause the Exchange Agent to cause each such Kryptosima Member to receive, in exchange for the Kryptosima Units held by such Kryptosima Member, a certificate or certificates representing the number of whole and/or fractional shares of Bentley Common Stock into which the shares of Kryptosima Units so surrendered shall have been converted by the Merger. Subject to any applicable escheat laws, until so surrendered and exchanged, each certificate which prior to the Effective Time of the Merger represented outstanding Kryptosima Units shall be deemed for all corporate purposes of Bentley, to evidence the ownership of the number of whole and/or fractional shares of Bentley Common Stock into which the shares of Kryptosima Units represented thereby shall have been converted. However, no cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Bentley Common Stock at any time subsequent to the Effective Time of the Merger shall be paid or delivered to the Kryptosima Member of any certificate which at the Effective Time of the Merger represented Kryptosima Units unless and until such certificate is surrendered to Bentley and any such distribution shall be withheld by Bentley until such certificate is delivered. No interest shall be payable with respect to such payment or delivery of dividends or other distributions upon the surrender of certificates which represented Kryptosima Units at the Effective Time of the Merger.

         6. THE CLOSING. The delivery of the various opinions, certificates, consents, instruments and documents which this Amendment contemplates (the "Closing") shall take place at such place, day and time as shall be mutually agreed upon by Bentley and Kryptosima, but in no event later than October 18, 2002. This deadline replaces the October 1 deadline in the Agreement. The date of, and the time at which, the Closing takes place is herein referred to as the "Closing Date." As soon as practicable after the Closing, the appropriate officers of Bentley, Acquisition and Kryptosima shall take all necessary action to bring about the Effective Time of Merger. Finalization of the merger shall be subject to an audit of Kryptosima's 2001 and 2002 (year-to-date) financials by a qualified accounting firm.

         7. INVESTMENT INTENT. The Kryptosima Units to be acquired by Bentley as a result of the Merger are being and will be acquired by Bentley for its own account for investment and not with any present intention of distribution thereof.

         8. COMPENSATION FOR KRYPTOSIMA EMPLOYEES & CONSULTANTS. Effective immediately upon the closing, Bentley will become responsible for providing Kryptosima with sufficient working capital to operate, including but not limited to capital to cover the cost of compensating employees and consultants ("staff").

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         9. FURTHER ASSURANCES. Each party hereby agrees to execute and deliver from time to time at the request of any other party or its counsel and without consideration such additional instruments of conveyance and transfer and to take such other actions as any other party or their counsel may reasonably require to more effectively carry out and effectuate the Merger and the transactions contemplated hereby, including any and all post-closing rights, determinations or obligations, at or after the effective time of the Merger, and each party and their respective officers and directors shall execute and deliver all such documents and assurances and do all other things necessary or desirable to consummate the Merger and carry out the purposes of the Agreement, as amended hereby.

         10. BLUE SKY COMPLIANCE. Bentley will use its best efforts to obtain prior to the Effective Time of the Merger all necessary state securities law and blue sky act permits and approvals required to permit the issuance of the shares of Bentley Common Stock to be issued in connection with the Merger, and Kryptosima shall furnish to Bentley all information concerning Kryptosima and the Kryptosima Members that Bentley may reasonably request in connection with any such action.

         11. PUBLIC ANNOUNCEMENTS. Neither Bentley nor Kryptosima shall make any public announcement or statement with respect to this Agreement or the Merger without the prior written consent of the other party; PROVIDED, HOWEVER, Bentley may disclose the existence and terms of this Amendment or the Merger if, in its Judgment, it is required to do so under applicable securities laws. If any party desires to make a joint announcement or statement, the parties will consult with each other and exercise reasonable efforts to agree upon the text of a joint public announcement or statement to be made by Bentley and Kryptosima.

         12. KRYPTOSIMA MEMBERS' APPROVAL. As a condition to Closing, the Kryptosima Members shall have approved the terms and provisions of this Agreement and of the Merger by a meeting of the members of Kryptosima called by Kryptosima or by written consent of the Members in accordance with applicable provisions of the Georgia Code and the Articles of Organization and Operating Agreement of Kryptosima. Holders of no more than one percent (1%) of the Kryptosima Units outstanding shall be entitled to claim dissenters' rights under
Section 14-11-1001, et seq. of the Georgia Code with respect to such units.

         13. AFFIRMATION OF AGREEMENT. Except as modified or superceded hereby, the parties intend that the Agreement shall remain in full force and effect and binding between the parties.

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         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first written above.



BENTLEY COMMUNICATIONS CORP.

________________________________________
Harry Hargens, Director, President & CEO

________________________________________
Gordon Lee, Director

________________________________________
Lori Serafino, Director



KRYPTOSIMA ACQUISITION CORP.

________________________________________
Harry Hargens



KRYPTOSIMA, LLC

________________________________________
Harry Hargens, President